MOH Reports Third Quarter 2017 Results

November 2, 2017

News Release

Contact:
Juan José Orellana
Investor Relations
562-435-3666, ext. 111143

MOLINA HEALTHCARE ANNOUNCES THIRD QUARTER RESULTS

•	Net loss of $1.70 per diluted share for the quarter.

•	Results for the quarter include $3.16 per diluted share in impairment and restructuring costs.

•	Medical care ratio for the quarter of 88.3%.

•	$200 million of annualized run-rate savings to be effective January 1, 2018, achieved in Q3 under restructuring plan.

•	$300 million to $400 million of total annualized run-rate savings expected by end of 2018.

•	Joseph M. Zubretsky appointed President, Chief Executive Officer and Director, effective November 6, 2017.
Long Beach, California (November 2, 2017) - Molina Healthcare, Inc. (NYSE: MOH) today reported its financial results for the third quarter of 2017.
“During the third quarter, we made significant progress on our restructuring efforts, bringing us one step closer to becoming a more consistent and profitable company. While there’s still more work ahead, our improved performance and our continued success toward achieving $200 million in annualized run-rate savings as of January 1, 2018, demonstrate that we are on the right track,” said Joseph White, chief financial officer and interim president and chief executive officer of Molina Healthcare, Inc. “Additionally, we are extremely fortunate to have our new CEO, Joseph Zubretsky, starting next Monday. His leadership and operational acumen will significantly augment our efforts and will enable us to continue our mission as a stronger, more profitable company.”
Third Quarter 2017 Compared with Third Quarter 2016
Net loss per diluted share was $1.70 for the third quarter of 2017 compared with net income per diluted share of $0.76 reported for the third quarter of 2016. Loss before income tax benefit for the third quarter of 2017 was $113 million.

•
Medical care costs measured as a percentage of premium revenue (the “medical care ratio”) declined to 88.3% in the third quarter of 2017 from 89.4% in the third quarter of 2016 and from 94.8% in the second quarter of 2017. Improved medical cost performance in the third quarter of 2017 was the result of:

◦	Improved sequential performance at our Illinois, New Mexico, Ohio, Puerto Rico, Texas, and Washington health plans, exclusive of the Marketplace program.

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MOH Reports Third Quarter 2017 Results

November 2, 2017

◦
Improved performance of our Marketplace program, including a reduction to the premium deficiency reserve of $30 million ($0.33 per diluted share, net of tax). The reserve, which was $100 million at June 30, 2017, decreased to $70 million as of September 30, 2017.

•
General and administrative costs, measured as a percentage of total revenue (the “administrative cost ratio”), were 7.6% in the third quarter of 2017, consistent with the third quarter of 2016, and 50 basis points lower than the second quarter of 2017. Excluding Marketplace broker commission and exchange fees, the administrative cost ratio decreased 30 basis points from the third quarter of 2016.

Restructuring costs and the impairment of certain purchased intangible assets increased loss before income tax benefit in the third quarter of 2017 by approximately $247 million. Specifically:

•
We recorded $118 million ($1.39 per diluted share, net of tax) of restructuring costs in the third quarter of 2017. Restructuring costs incurred to date consist primarily of termination benefits, write-offs of capitalized software due to the re-design of our core operating processes, restructuring of our direct delivery operations, and consulting fees.

•
We recorded $129 million ($1.77 per diluted share, net of tax) in non-cash goodwill impairment losses for our Pathways behavioral health subsidiary and our Molina Medicaid Solutions (MMS) segment. In the third quarter of 2017, management determined that neither business will provide future benefits relating to the integration of their operations with the Health Plans segment to the extent previously expected.

The table below summarizes the impact of certain items significant to our financial performance in the periods presented.

Summary of Significant Items Affecting 2017 Financial Results
	Three Months Ended		Nine Months Ended
	September 30, 2017		September 30, 2017
	(In millions, except per diluted share amounts)
	Amount	Per Diluted Share (1)	Amount	Per Diluted Share (1)
Restructuring and separation costs	$118	$1.39	$161	$1.92
Impairment losses	129	1.77	201	2.77
Change in Marketplace premium deficiency reserve for 2017 service dates	(30)	(0.33)	40	0.45
Termination fee received for terminated Medicare acquisition	—	—	(75)	(0.84)
	$217	$2.83	$327	$4.30
________________________

(1)
Except for certain items that are not deductible for tax purposes, per diluted share amounts are generally calculated at our statutory income tax rate of 37%, which is in excess of the effective tax rate recorded in our consolidated statements of operations.

Marketplace Cost Share Reduction (CSR) Update
Our third quarter results do not include any potential impact from the October 12, 2017, direction to Centers for Medicare and Medicaid Services (CMS) from Acting Department of Health and Human Services Secretary Hargan to cease payment of Marketplace CSR subsidies. At September 30, 2017, we had a total of approximately $220 million in excess CSR subsidies, recorded as a payable to CMS. This payable represents the extent to which payments received by us from CMS exceeded our estimate of the actual cost of member subsidies incurred by us through September 30, 2017.
We expect to incur approximately $85 million in unreimbursed expense associated with the cessation of CSR subsidies in the fourth quarter of 2017. It has been the practice of CMS to perform a reconciliation on an annual basis of CSR subsidies paid to all health plans against the actual costs incurred by the health plans. Were such a reconciliation to be performed for the full calendar year of 2017—consistent with past practice—we would be able to offset nearly all of the $85 million expense incurred in the fourth quarter

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MOH Reports Third Quarter 2017 Results

November 2, 2017

against the excess amounts received prior to September 30, 2017. However, should CMS transition to a nine month reconciliation period ending September 30, 2017—the last month for which CSR subsidies have been paid—the absence of CSR subsidy reimbursement would reduce income before income tax expense by approximately $85 million in the fourth quarter of 2017.
Income Tax (Benefit) Expense
The effective tax benefit for 2017 is less than the statutory tax benefit due to the relatively large amount of our reported expenses that are not deductible for tax purposes, primarily relating to goodwill impairment losses and separation costs.
Restructuring and Profit Improvement Plan Update
As previously disclosed, we estimate that our restructuring plan will reduce annualized run-rate expenses by approximately $300 million to $400 million when completed by the end of 2018. We have already achieved $200 million of these run-rate reductions on an annualized basis, which will take full effect no later than January 1, 2018. Our third quarter results include approximately $10 million of these reductions. All savings targets discussed in regards to the restructuring plan represent annualized run-rate savings that we expect to achieve during the year following the indicated implementation date. We expect one-time costs associated with the restructuring plan to exceed the benefits realized in 2017 due to the upfront payment of implementation costs and the delayed benefit of full savings until the beginning of 2018.
We estimate that total pre-tax costs associated with the restructuring plan will be approximately $70 million to $90 million in the fourth quarter of 2017, with an additional $20 million to $40 million to be incurred in 2018.
Marketplace 2018 Update
We have taken the following steps in regards to our participation in the ACA Marketplace in 2018:

1.	As previously announced, we will exit the Utah and Wisconsin ACA Marketplaces effective December 31, 2017.

2.
In our remaining Marketplace plans, we are increasing 2018 premiums by 55% to take into account the absence of cost sharing reduction (CSR) subsidies and other risks related to ACA Marketplace uncertainties.

3.	We have reduced the scope of our 2018 participation in the state of Washington Marketplace.

4.	We continue to monitor the current political and programmatic developments pertaining to the ACA Marketplace.
Chief Executive Officer Named
On October 10, 2017, Molina announced that Joseph M. Zubretsky had been named as the Company’s new President and Chief Executive Officer, effective November 6, 2017. Mr. Zubretsky, who most recently served as President and Chief Executive Officer for The Hanover Insurance Group and a member of its board of directors, also served almost nine years at Aetna, Inc., one of the nation’s largest healthcare benefits and insurance providers, where he most recently served as Chief Executive Officer of Healthagen Holdings, a group of healthcare services and information technology companies. Prior to that, from 2013 to 2014, he served as Senior Executive Vice President, leading Aetna’s National Businesses, and from 2007 to 2013 served as Aetna’s Chief Financial Officer.
Conference Call
Management will host a conference call and webcast to discuss Molina Healthcare’s third quarter results at 5:00 p.m. Eastern time on Thursday, November 2, 2017. The number to call for the interactive teleconference is (212) 231-2901. A telephonic replay of the conference call will be available from 7:00 p.m. Eastern time on Thursday, November 2, 2017, through 6:00 p.m. Eastern Time on Friday, November 3, 2017, by dialing (800) 633-8284 and entering confirmation number 21859678. A live audio broadcast of Molina Healthcare’s conference call will be available on our website, molinahealthcare.com. A 30-day online replay will be available approximately an hour following the conclusion of the live broadcast.

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MOH Reports Third Quarter 2017 Results

November 2, 2017

About Molina Healthcare
Molina Healthcare, Inc., a FORTUNE 500 company, provides managed health care services under the Medicaid and Medicare programs and through the state insurance marketplaces. Through our health plans operating in 12 states across the nation and in the Commonwealth of Puerto Rico, Molina currently serves approximately 4.5 million members. Dr. C. David Molina founded our company in 1980 to serve low-income families in Southern California. Today, we continue his mission of providing high quality and cost-effective health care to those who need it most. For more information about Molina Healthcare, please visit our website at molinahealthcare.com.

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MOH Reports Third Quarter 2017 Results

November 2, 2017

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This earnings release contains “forward-looking statements” regarding our plans, expectations, and anticipated future events. Actual results could differ materially due to numerous known and unknown risks and uncertainties. Those known risks and uncertainties include, but are not limited to, the following:

•	the success of our previously announced restructuring plan, including the timing and amounts of the benefits realized;

•
the numerous political and market-based uncertainties associated with the Affordable Care Act (the “ACA”) or “Obamacare,” including any potential repeal and replacement of the law, amendment of the law, or move to state block grants for Medicaid;

•
the market dynamics surrounding the ACA Marketplaces, including but not limited to uncertainties associated with risk transfer requirements, the potential for disproportionate enrollment of higher acuity members, the discontinuation of premium tax credits, the adequacy of agreed rates, and potential disruption associated with market withdrawal from Utah, Wisconsin, or other states;

•
subsequent adjustments to reported premium revenue based upon subsequent developments or new information, including changes to estimated amounts payable or receivable related to Marketplace risk adjustment/risk transfer, risk corridors, and reinsurance;

•	effective management of our medical costs;

•	our ability to predict with a reasonable degree of accuracy utilization rates, including utilization rates associated with seasonal flu patterns or other newly emergent diseases;

•
significant budget pressures on state governments and their potential inability to maintain current rates, to implement expected rate increases, or to maintain existing benefit packages or membership eligibility thresholds or criteria, including the payment of all amounts due to our Illinois health plan following the resolution of the Illinois budget impasse;

•
the success of our efforts to retain existing government contracts, including those in Florida, New Mexico, Puerto Rico, and Texas, and to obtain new government contracts in connection with state requests for proposals (RFPs) in both existing and new states;

•	any adverse impact resulting from the significant changes to our executive leadership team and the rightsizing of our workforce;

•	the impact of our decision to exit the Utah and Wisconsin ACA Marketplace markets effective December 31, 2017;

•
our ability to manage our operations, including maintaining and creating adequate internal systems and controls relating to authorizations, approvals, provider payments, and the overall success of our care management initiatives;

•	our ability to consummate and realize benefits from acquisitions or divestitures;

•
our receipt of adequate premium rates to support increasing pharmacy costs, including costs associated with specialty drugs and costs resulting from formulary changes that allow the option of higher-priced non-generic drugs;

•	our ability to operate profitably in an environment where the trend in premium rate increases lags behind the trend in increasing medical costs;

•
the interpretation and implementation of federal or state medical cost expenditure floors, administrative cost and profit ceilings, premium stabilization programs, profit sharing arrangements, and risk adjustment provisions;

•	our estimates of amounts owed for such cost expenditure floors, administrative cost and profit ceilings, premium stabilization programs, profit-sharing arrangements, and risk adjustment provisions;

•
the Medicaid expansion cost corridors in California, New Mexico, and Washington, and any other retroactive adjustment to revenue where methodologies and procedures are subject to interpretation or dependent upon information about the health status of participants other than Molina members;

•
the interpretation and implementation of at-risk premium rules and state contract performance requirements regarding the achievement of certain quality measures, and our ability to recognize revenue amounts associated therewith;

•	cyber-attacks or other privacy or data security incidents resulting in an inadvertent unauthorized disclosure of protected health information;

•
the success of our health plan in Puerto Rico, including the resolution of the Puerto Rico debt crisis, payment of all amounts due under our Medicaid contract, the effect of the PROMESA law, the impact of Hurricane Maria and our efforts to better manage the health care costs of our Puerto Rico health plan;

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MOH Reports Third Quarter 2017 Results

November 2, 2017

•	the success and renewal of our duals demonstration programs in California, Illinois, Michigan, Ohio, South Carolina, and Texas;

•	the accurate estimation of incurred but not reported or paid medical costs across our health plans;

•	efforts by states to recoup previously paid and recognized premium amounts;

•	complications, member confusion, or enrollment backlogs related to the annual renewal of Medicaid coverage;

•
government audits and reviews, or potential investigations, and any fine, sanction, enrollment freeze, monitoring program, or premium recovery that may result therefrom, including any potential demand by the state of New Mexico to recover purportedly underpaid premium taxes;

•	changes with respect to our provider contracts and the loss of providers;

•	approval by state regulators of dividends and distributions by our health plan subsidiaries;

•	changes in funding under our contracts as a result of regulatory changes, programmatic adjustments, or other reforms;

•	high dollar claims related to catastrophic illness;

•	the favorable resolution of litigation, arbitration, or administrative proceedings;

•	the relatively small number of states in which we operate health plans;

•
the availability of adequate financing on acceptable terms to fund and capitalize our expansion and growth, repay our outstanding indebtedness at maturity and meet our liquidity needs, including the interest expense and other costs associated with such financing;

•	our failure to comply with the financial or other covenants in our credit agreement or the indentures governing our outstanding notes;

•	the sufficiency of our funds on hand to pay the amounts due upon conversion or maturity of our outstanding notes;

•	the failure of a state in which we operate to renew its federal Medicaid waiver;

•	changes generally affecting the managed care or Medicaid management information systems industries;

•	increases in government surcharges, taxes, and assessments, including but not limited to the deductibility of certain compensation costs;

•	newly emergent viruses or widespread epidemics, public catastrophes or terrorist attacks, and associated public alarm;

•	increasing competition and consolidation in the Medicaid industry;
and numerous other risk factors, including those discussed in our periodic reports and filings with the Securities and Exchange Commission. These reports can be accessed under the investor relations tab of our website or on the SEC’s website at sec.gov. Given these risks and uncertainties, we can give no assurances that our forward-looking statements will prove to be accurate, or that any other results or events projected or contemplated by our forward-looking statements will in fact occur, and we caution investors not to place undue reliance on these statements. All forward-looking statements in this release represent our judgment as of November 2, 2017, and we disclaim any obligation to update any forward-looking statements to conform the statement to actual results or changes in our expectations.

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MOH Reports Third Quarter 2017 Results

November 2, 2017

MOLINA HEALTHCARE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(Dollar amounts in millions, except per-share amounts)
Revenue:
Premium revenue	$4,777	$4,191	$14,165	$12,215
Service revenue	130	133	390	408
Premium tax revenue	106	127	331	345
Health insurer fee revenue	—	85	—	251
Investment income and other revenue	18	10	48	29
Total revenue	5,031	4,546	14,934	13,248
Operating expenses:
Medical care costs	4,220	3,748	12,822	10,930
Cost of service revenue	123	119	369	362
General and administrative expenses	383	343	1,227	1,034
Premium tax expenses	106	127	331	345
Health insurer fee expenses	—	55	—	163
Depreciation and amortization	33	36	109	102
Impairment losses	129	—	201	—
Restructuring and separation costs	118	—	161	—
Total operating expenses	5,112	4,428	15,220	12,936
Operating (loss) income	(81)	118	(286)	312
Other expenses, net:
Interest expense	32	26	85	76
Other income, net	—	—	(75)	—
Total other expenses, net	32	26	10	76
(Loss) income before income tax (benefit) expense	(113)	92	(296)	236
Income tax (benefit) expense	(16)	50	(46)	137
Net (loss) income	$(97)	$42	$(250)	$99

Net (loss) income per diluted share	$(1.70)	$0.76	$(4.44)	$1.77

Diluted weighted average shares outstanding	56.5	56.1	56.2	56.2

Operating Statistics:
Medical care ratio (1)	88.3%	89.4%	90.5%	89.5%
G&A ratio (2)	7.6%	7.6%	8.2%	7.8%
Premium tax ratio (1)	2.2%	2.9%	2.3%	2.7%
Effective tax rate	14.6%	54.0%	15.5%	58.0%
Net profit margin (2)	(1.9)%	0.9%	(1.7)%	0.7%
__________________

(1)	Medical care ratio represents medical care costs as a percentage of premium revenue; premium tax ratio represents premium tax expenses as a percentage of premium revenue plus premium tax revenue.

(2)	G&A ratio represents general and administrative expenses as a percentage of total revenue. Net profit margin represents net (loss) income as a percentage of total revenue.

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MOH Reports Third Quarter 2017 Results

November 2, 2017

MOLINA HEALTHCARE, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2017	2016
	(In millions, except per-share data)
ASSETS
Current assets:
Cash and cash equivalents	$3,934	$2,819
Investments	1,787	1,758
Restricted investments	326	—
Receivables	1,002	974
Income taxes refundable	60	39
Prepaid expenses and other current assets	174	131
Derivative asset	425	267
Total current assets	7,708	5,988
Property, equipment, and capitalized software, net	397	454
Deferred contract costs	97	86
Intangible assets, net	101	140
Goodwill	430	620
Restricted investments	117	110
Deferred income taxes	62	10
Other assets	42	41
	$8,954	$7,449
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Medical claims and benefits payable	$2,478	$1,929
Amounts due government agencies	1,324	1,202
Accounts payable and accrued liabilities	485	385
Deferred revenue	468	315
Current portion of long-term debt	782	472
Derivative liability	425	267
Total current liabilities	5,962	4,570
Long-term debt	1,317	975
Lease financing obligations	198	198
Deferred income taxes	—	15
Other long-term liabilities	48	42
Total liabilities	7,525	5,800
Stockholders’ equity:
Common stock, $0.001 par value; 150 shares authorized; outstanding: 57 shares at September 30, 2017 and December 31, 2016	—	—
Preferred stock, $0.001 par value; 20 shares authorized, no shares issued and outstanding	—	—
Additional paid-in capital	870	841
Accumulated other comprehensive loss	(1)	(2)
Retained earnings	560	810
Total stockholders’ equity	1,429	1,649
	$8,954	$7,449

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MOH Reports Third Quarter 2017 Results

November 2, 2017

MOLINA HEALTHCARE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(In millions)
Operating activities:
Net (loss) income	$(97)	$42	$(250)	$99
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	43	46	139	135
Impairment losses	129	—	201	—
Deferred income taxes	(27)	(19)	(68)	20
Share-based compensation, including accelerated share-based compensation	3	8	38	24
Non-cash restructuring charges	49	—	49	—
Amortization of convertible senior notes and lease financing obligations	8	8	24	23
Other, net	6	3	13	14
Changes in operating assets and liabilities:
Receivables	4	(12)	(28)	(427)
Prepaid expenses and other assets	(15)	27	(53)	(116)
Medical claims and benefits payable	401	86	549	168
Amounts due government agencies	(520)	(6)	122	503
Accounts payable and accrued liabilities	108	(146)	90	1
Deferred revenue	185	276	153	157
Income taxes	8	42	(22)	32
Net cash provided by operating activities	285	355	957	633
Investing activities:
Purchases of investments	(260)	(470)	(1,896)	(1,444)
Proceeds from sales and maturities of investments	664	700	1,538	1,512
Purchases of property, equipment, and capitalized software	(25)	(41)	(85)	(143)
(Increase) decrease in restricted investments held-to-maturity	—	(1)	(10)	4
Net cash paid in business combinations	—	(40)	—	(48)
Other, net	(8)	(6)	(21)	(12)
Net cash provided by (used in) investing activities	371	142	(474)	(131)
Financing activities:
Proceeds from senior notes offering, net of issuance costs	—	—	325	—
Proceeds from borrowings under credit facility	300	—	300	—
Proceeds from employee stock plans	—	—	11	10
Other, net	(1)	—	(4)	1
Net cash provided by financing activities	299	—	632	11
Net increase in cash and cash equivalents	955	497	1,115	513
Cash and cash equivalents at beginning of period	2,979	2,345	2,819	2,329
Cash and cash equivalents at end of period	$3,934	$2,842	$3,934	$2,842

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MOH Reports Third Quarter 2017 Results

November 2, 2017

MOLINA HEALTHCARE, INC.
UNAUDITED HEALTH PLANS SEGMENT MEMBERSHIP

	September 30, 2017	December 31, 2016	September 30, 2016
Ending Membership by Program:
Temporary Assistance for Needy Families (TANF) and Children’s Health Insurance Program (CHIP)	2,451,000	2,536,000	2,529,000
Marketplace	877,000	526,000	568,000
Medicaid Expansion	662,000	673,000	658,000
Aged, Blind or Disabled (ABD)	411,000	396,000	395,000
Medicare-Medicaid Plan (MMP) - Integrated	58,000	51,000	51,000
Medicare Special Needs Plans	44,000	45,000	45,000
	4,503,000	4,227,000	4,246,000
Ending Membership by Health Plan:
California	751,000	683,000	683,000
Florida	641,000	553,000	563,000
Illinois	163,000	195,000	195,000
Michigan	399,000	391,000	387,000
New Mexico	256,000	254,000	253,000
New York	33,000	35,000	37,000
Ohio	343,000	332,000	339,000
Puerto Rico	306,000	330,000	331,000
South Carolina	113,000	109,000	109,000
Texas	444,000	337,000	352,000
Utah	160,000	146,000	150,000
Washington	770,000	736,000	716,000
Wisconsin	124,000	126,000	131,000
	4,503,000	4,227,000	4,246,000

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MOH Reports Third Quarter 2017 Results

November 2, 2017

MOLINA HEALTHCARE, INC.
UNAUDITED SELECTED HEALTH PLANS SEGMENT FINANCIAL DATA
(In millions, except percentages and per-member per-month amounts)

	Three Months Ended September 30, 2017
	Member Months (1)	Premium Revenue		Medical Care Costs		MCR (2)	Medical Margin
		Total	PMPM	Total	PMPM
TANF and CHIP	7.5	$1,392	$185.95	$1,242	$165.76	89.1%	$150
Medicaid Expansion	2.0	773	385.58	667	332.99	86.4	106
ABD	1.2	1,288	1,038.85	1,259	1,016.06	97.8	29
Total Medicaid	10.7	3,453	321.77	3,168	295.23	91.8	285
MMP	0.2	378	2,263.07	336	2,013.67	89.0	42
Medicare	0.1	163	1,231.61	126	951.01	77.2	37
Total Medicare	0.3	541	1,806.26	462	1,543.05	85.4	79
Excluding Marketplace	11.0	3,994	362.04	3,630	329.08	90.9	364
Marketplace	2.7	783	301.72	590	227.22	75.3	193
	13.7	$4,777	$350.55	$4,220	$309.68	88.3%	$557

	Three Months Ended September 30, 2016
	Member Months (1)	Premium Revenue		Medical Care Costs		MCR (2)	Medical Margin
		Total	PMPM	Total	PMPM
TANF and CHIP	7.6	$1,373	$180.74	$1,246	$164.04	90.8%	$127
Medicaid Expansion	2.0	763	386.98	642	325.68	84.2	121
ABD	1.1	1,186	1,008.28	1,094	929.93	92.2	92
Total Medicaid	10.7	3,322	309.19	2,982	277.55	89.8	340
MMP	0.2	334	2,165.26	280	1,818.75	84.0	54
Medicare	0.1	136	1,019.19	134	1,003.85	98.5	2
Total Medicare	0.3	470	1,633.62	414	1,440.73	88.2	56
Excluding Marketplace	11.0	3,792	343.68	3,396	307.84	89.6	396
Marketplace	1.7	399	238.86	352	210.38	88.1	47
	12.7	$4,191	$329.88	$3,748	$295.01	89.4%	$443
______________________

(1)	A member month is defined as the aggregate of each month’s ending membership for the period presented.

(2)	The MCR represents medical costs as a percentage of premium revenue.

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MOH Reports Third Quarter 2017 Results

November 2, 2017

MOLINA HEALTHCARE, INC.
UNAUDITED SELECTED HEALTH PLANS SEGMENT FINANCIAL DATA
(In millions, except percentages and per-member per-month amounts)

	Nine Months Ended September 30, 2017
	Member Months (1)	Premium Revenue		Medical Care Costs		MCR (2)	Medical Margin
		Total	PMPM	Total	PMPM
TANF and CHIP	22.8	$4,185	$183.69	$3,861	$169.44	92.2%	$324
Medicaid Expansion	6.1	2,376	389.14	2,045	334.93	86.1	331
ABD	3.6	3,769	1,033.45	3,634	996.58	96.4	135
Total Medicaid	32.5	10,330	317.49	9,540	293.21	92.4	790
MMP	0.5	1,083	2,189.96	976	1,974.22	90.1	107
Medicare	0.4	449	1,142.68	369	939.21	82.2	80
Total Medicare	0.9	1,532	1,726.39	1,345	1,516.09	87.8	187
Excluding Marketplace	33.4	11,862	354.88	10,885	325.66	91.8	977
Marketplace	8.4	2,303	276.27	1,937	232.31	84.1	366
	41.8	$14,165	$339.19	$12,822	$307.03	90.5%	$1,343

	Nine Months Ended September 30, 2016
	Member Months (1)	Premium Revenue		Medical Care Costs		MCR (2)	Medical Margin
		Total	PMPM	Total	PMPM
TANF and CHIP	22.5	$3,999	$177.60	$3,646	$161.93	91.2%	$353
Medicaid Expansion	5.8	2,184	376.98	1,850	319.38	84.7	334
ABD	3.5	3,466	987.20	3,173	903.85	91.6	293
Total Medicaid	31.8	9,649	303.23	8,669	272.46	89.9	980
MMP	0.5	989	2,160.14	867	1,894.38	87.7	122
Medicare	0.4	396	1,015.14	385	986.40	97.2	11
Total Medicare	0.9	1,385	1,633.26	1,252	1,476.57	90.4	133
Excluding Marketplace	32.7	11,034	337.76	9,921	303.72	89.9	1,113
Marketplace	5.1	1,181	231.69	1,009	197.77	85.4	172
	37.8	$12,215	$323.44	$10,930	$289.41	89.5%	$1,285
______________________

(1)	A member month is defined as the aggregate of each month’s ending membership for the period presented.

(2)	The MCR represents medical costs as a percentage of premium revenue.

-MORE-

MOH Reports Third Quarter 2017 Results

November 2, 2017

MOLINA HEALTHCARE, INC.
UNAUDITED SELECTED HEALTH PLANS SEGMENT FINANCIAL DATA—NON-MARKETPLACE
(In millions, except percentages and per-member per-month amounts)

	Three Months Ended September 30, 2017
	Member Months (1)	Premium Revenue		Medical Care Costs		MCR (2)	Medical Margin
		Total	PMPM	Total	PMPM
California	1.9	$601	$322.97	$563	$302.67	93.7%	$38
Florida	1.0	388	355.59	390	356.83	100.3	(2)
Illinois	0.5	137	287.69	138	289.36	100.6	(1)
Michigan	1.2	390	337.17	345	298.83	88.6	45
New Mexico	0.7	304	429.07	277	390.91	91.1	27
New York (3)	0.1	43	435.00	41	413.02	94.9	2
Ohio	0.9	549	560.06	483	492.61	88.0	66
Puerto Rico	1.0	191	202.59	159	168.25	83.1	32
South Carolina	0.3	113	332.48	101	297.74	89.6	12
Texas	0.7	541	778.50	506	728.19	93.5	35
Utah	0.2	89	318.98	71	254.99	79.9	18
Washington	2.3	612	276.73	522	236.11	85.3	90
Wisconsin	0.2	34	175.77	27	141.78	80.7	7
Other (4)	—	2	—	7	—	—	(5)
	11.0	$3,994	$362.04	$3,630	$329.08	90.9%	$364

	Three Months Ended September 30, 2016
	Member Months (1)	Premium Revenue		Medical Care Costs		MCR (2)	Medical Margin
		Total	PMPM	Total	PMPM
California	1.8	$575	$310.64	$493	$266.81	85.9%	$82
Florida	1.0	335	323.98	317	305.71	94.4	18
Illinois	0.6	163	275.26	145	244.86	89.0	18
Michigan	1.2	385	335.34	335	291.69	87.0	50
New Mexico	0.7	323	451.06	293	409.24	90.7	30
New York (3)	0.1	32	427.40	30	403.71	94.5	2
Ohio	1.0	492	497.08	417	421.95	84.9	75
Puerto Rico	1.0	184	183.46	167	167.44	91.3	17
South Carolina	0.3	102	312.28	94	285.97	91.6	8
Texas	0.7	534	728.84	484	662.79	90.9	50
Utah	0.3	83	288.59	71	242.77	84.1	12
Washington	2.0	546	264.01	500	241.49	91.5	46
Wisconsin	0.3	35	166.82	26	125.86	75.4	9
Other (4)	—	3	—	24	—	—	(21)
	11.0	$3,792	$343.68	$3,396	$307.84	89.6%	$396
__________________

(1)	A member month is defined as the aggregate of each month’s ending membership for the period presented.

(2)	The MCR represents medical costs as a percentage of premium revenue.

(3)	The New York health plan was acquired on August 1, 2016.

(4)	“Other” medical care costs include primarily medically related administrative costs at the parent company, and direct delivery costs.

-MORE-

MOH Reports Third Quarter 2017 Results

November 2, 2017

MOLINA HEALTHCARE, INC.
UNAUDITED SELECTED HEALTH PLANS SEGMENT FINANCIAL DATA—NON-MARKETPLACE
(In millions, except percentages and per-member per-month amounts)

	Nine Months Ended September 30, 2017
	Member Months (1)	Premium Revenue		Medical Care Costs		MCR (2)	Medical Margin
		Total	PMPM	Total	PMPM
California	5.6	$1,771	$316.83	$1,586	$283.82	89.6%	$185
Florida	3.2	1,132	347.41	1,112	341.15	98.2	20
Illinois	1.6	447	284.18	492	312.54	110.0	(45)
Michigan	3.5	1,162	332.60	1,035	296.28	89.1	127
New Mexico	2.2	933	431.70	887	410.24	95.0	46
New York (3)	0.3	135	444.77	128	421.58	94.8	7
Ohio	2.9	1,598	541.56	1,434	486.02	89.7	164
Puerto Rico	2.9	553	190.99	513	177.01	92.7	40
South Carolina	1.0	329	325.43	301	298.43	91.7	28
Texas	2.1	1,592	760.76	1,468	701.32	92.2	124
Utah	0.8	267	315.35	219	258.64	82.0	48
Washington	6.7	1,835	275.60	1,603	240.83	87.4	232
Wisconsin	0.6	101	170.64	80	136.04	79.7	21
Other (4)	—	7	—	27	—	—	(20)
	33.4	$11,862	$354.88	$10,885	$325.66	91.8%	$977

	Nine Months Ended September 30, 2016
	Member Months (1)	Premium Revenue		Medical Care Costs		MCR (2)	Medical Margin
		Total	PMPM	Total	PMPM
California	5.5	$1,603	$291.20	$1,411	$256.41	88.1%	$192
Florida	3.0	974	322.69	892	295.43	91.6	82
Illinois	1.8	466	266.11	414	236.39	88.8	52
Michigan	3.6	1,136	323.08	1,013	288.13	89.2	123
New Mexico	2.1	974	460.71	873	412.92	89.6	101
New York (3)	0.1	32	427.40	30	403.71	94.5	2
Ohio	2.9	1,444	489.63	1,286	435.99	89.0	158
Puerto Rico	3.0	535	176.44	516	170.46	96.6	19
South Carolina	0.9	273	288.93	232	245.13	84.8	41
Texas	2.2	1,650	744.71	1,466	662.01	88.9	184
Utah	0.9	255	293.33	221	253.79	86.5	34
Washington	6.0	1,576	261.23	1,431	237.20	90.8	145
Wisconsin	0.7	107	165.53	78	120.82	73.0	29
Other (4)	—	9	—	58	—	—	(49)
	32.7	$11,034	$337.76	$9,921	$303.72	89.9%	$1,113
__________________

(1)	A member month is defined as the aggregate of each month’s ending membership for the period presented.

(2)	The MCR represents medical costs as a percentage of premium revenue.

(3)	The New York health plan was acquired on August 1, 2016.

(4)	“Other” medical care costs include primarily medically related administrative costs at the parent company, and direct delivery costs.

-MORE-

MOH Reports Third Quarter 2017 Results

November 2, 2017

MOLINA HEALTHCARE, INC.
UNAUDITED SELECTED HEALTH PLANS SEGMENT FINANCIAL DATA—MARKETPLACE
(In millions, except percentages and per-member per-month amounts)

	Three Months Ended September 30, 2017
	Member Months (1)	Premium Revenue		Medical Care Costs		MCR (2)	Medical Margin
		Total	PMPM	Total	PMPM
California	0.3	$88	$208.19	$63	$147.87	71.0%	$25
Florida	0.9	260	313.36	235	283.13	90.4	25
Michigan	—	14	212.08	10	150.24	70.8	4
New Mexico	0.1	29	383.58	20	269.28	70.2	9
Ohio	0.1	23	386.09	20	364.31	94.4	3
Texas	0.7	183	291.14	109	172.70	59.3	74
Utah	0.3	49	241.65	31	155.13	64.2	18
Washington	0.1	42	327.40	33	256.52	78.3	9
Wisconsin	0.2	95	527.17	70	385.65	73.2	25
Other (3)	—	—	—	(1)	—	—	1
	2.7	$783	$301.72	$590	$227.22	75.3%	$193

	Three Months Ended September 30, 2016
	Member Months (1)	Premium Revenue		Medical Care Costs		MCR (2)	Medical Margin
		Total	PMPM	Total	PMPM
California	0.3	$37	$185.04	$30	$140.10	75.7%	$7
Florida	0.6	159	253.16	145	231.78	91.6	14
Michigan	—	2	221.84	2	132.62	59.8	—
New Mexico	0.1	15	290.63	11	220.32	75.8	4
Ohio	—	9	307.24	7	215.01	70.0	2
Texas	0.4	63	189.85	41	121.06	63.8	22
Utah	0.1	23	142.10	33	208.48	146.7	(10)
Washington	0.1	23	307.55	21	300.71	97.8	2
Wisconsin	0.1	68	375.60	64	357.60	95.2	4
Other (3)	—	—	—	(2)	—	—	2
	1.7	$399	$238.86	$352	$210.38	88.1%	$47
__________________

(1)	A member month is defined as the aggregate of each month’s ending membership for the period presented.

(2)	The MCR represents medical costs as a percentage of premium revenue.

(3)	“Other” medical care costs include primarily medically related administrative costs at the parent company, and direct delivery costs.

-MORE-

MOH Reports Third Quarter 2017 Results

November 2, 2017

MOLINA HEALTHCARE, INC.
UNAUDITED SELECTED HEALTH PLANS SEGMENT FINANCIAL DATA—MARKETPLACE
(In millions, except percentages and per-member per-month amounts)

	Nine Months Ended September 30, 2017
	Member Months (1)	Premium Revenue		Medical Care Costs		MCR (2)	Medical Margin
		Total	PMPM	Total	PMPM
California	1.2	$241	$193.33	$156	$124.32	64.3%	$85
Florida	2.8	821	296.14	758	273.55	92.4	63
Michigan	0.2	41	187.96	27	126.76	67.4	14
New Mexico	0.2	82	338.18	62	256.05	75.7	20
Ohio	0.2	68	365.35	64	346.93	95.0	4
Texas	2.1	517	252.32	351	171.57	68.0	166
Utah	0.7	135	209.43	135	209.13	99.9	—
Washington	0.4	123	315.95	128	327.51	103.7	(5)
Wisconsin	0.6	275	469.44	260	443.41	94.5	15
Other (3)	—	—	—	(4)	—	—	4
	8.4	$2,303	$276.27	$1,937	$232.31	84.1%	$366

	Nine Months Ended September 30, 2016
	Member Months (1)	Premium Revenue		Medical Care Costs		MCR (2)	Medical Margin
		Total	PMPM	Total	PMPM
California	0.6	$104	$177.57	$74	$124.29	70.0%	$30
Florida	2.0	473	237.37	409	205.37	86.5	64
Michigan	—	7	213.35	5	138.37	64.9	2
New Mexico	0.2	42	264.76	32	201.73	76.2	10
Ohio	0.1	28	322.36	20	232.44	72.1	8
Texas	1.1	202	196.45	133	128.97	65.7	69
Utah	0.4	75	160.33	91	194.78	121.5	(16)
Washington	0.2	58	281.80	48	235.78	83.7	10
Wisconsin	0.5	192	357.80	200	373.94	104.5	(8)
Other (3)	—	—	—	(3)	—	—	3
	5.1	$1,181	$231.69	$1,009	$197.77	85.4%	$172
__________________

(1)	A member month is defined as the aggregate of each month’s ending membership for the period presented.

(2)	The MCR represents medical costs as a percentage of premium revenue.

(3)	“Other” medical care costs include primarily medically related administrative costs at the parent company, and direct delivery costs.

-MORE-

MOH Reports Third Quarter 2017 Results

November 2, 2017

MOLINA HEALTHCARE, INC.
UNAUDITED SELECTED HEALTH PLANS SEGMENT FINANCIAL DATA—TOTAL
(In millions, except percentages and per-member per-month amounts)

	Three Months Ended September 30, 2017
	Member Months (1)	Premium Revenue		Medical Care Costs		MCR (2)	Medical Margin
		Total	PMPM	Total	PMPM
California	2.2	$689	$301.64	$626	$273.90	90.8%	$63
Florida	1.9	648	337.40	625	325.09	96.4	23
Illinois	0.5	137	287.69	138	289.36	100.6	(1)
Michigan	1.2	404	330.27	355	290.63	88.0	49
New Mexico	0.8	333	424.61	297	378.98	89.3	36
New York (3)	0.1	43	435.00	41	413.02	94.9	2
Ohio	1.0	572	550.75	503	485.61	88.2	69
Puerto Rico	1.0	191	202.59	159	168.25	83.1	32
South Carolina	0.3	113	332.48	101	297.74	89.6	12
Texas	1.4	724	546.57	615	463.83	84.9	109
Utah	0.5	138	286.39	102	212.91	74.3	36
Washington	2.4	654	279.52	555	237.23	84.9	99
Wisconsin	0.4	129	345.63	97	259.66	75.1	32
Other (4)	—	2	—	6	—	—	(4)
	13.7	$4,777	$350.55	$4,220	$309.68	88.3%	$557

	Three Months Ended September 30, 2016
	Member Months (1)	Premium Revenue		Medical Care Costs		MCR (2)	Medical Margin
		Total	PMPM	Total	PMPM
California	2.1	$612	$298.05	$523	$254.11	85.3%	$89
Florida	1.6	494	297.24	462	277.79	93.5	32
Illinois	0.6	163	275.26	145	244.86	89.0	18
Michigan	1.2	387	334.25	337	290.16	86.8	50
New Mexico	0.8	338	440.12	304	396.35	90.1	34
New York (3)	0.1	32	427.40	30	403.71	94.5	2
Ohio	1.0	501	491.51	424	415.87	84.6	77
Puerto Rico	1.0	184	183.46	167	167.44	91.3	17
South Carolina	0.3	102	312.28	94	285.97	91.6	8
Texas	1.1	597	559.98	525	493.07	88.1	72
Utah	0.4	106	236.31	104	230.53	97.6	2
Washington	2.1	569	265.48	521	243.49	91.7	48
Wisconsin	0.4	103	262.32	90	231.86	88.4	13
Other (4)	—	3	—	22	—	—	(19)
	12.7	$4,191	$329.88	$3,748	$295.01	89.4%	$443
__________________

(1)	A member month is defined as the aggregate of each month’s ending membership for the period presented.

(2)	The MCR represents medical costs as a percentage of premium revenue.

(3)	The New York health plan was acquired on August 1, 2016.

(4)	“Other” medical care costs include primarily medically related administrative costs at the parent company, and direct delivery costs.

-MORE-

MOH Reports Third Quarter 2017 Results

November 2, 2017

MOLINA HEALTHCARE, INC.
UNAUDITED SELECTED HEALTH PLANS SEGMENT FINANCIAL DATA—TOTAL
(In millions, except percentages and per-member per-month amounts)

	Nine Months Ended September 30, 2017
	Member Months (1)	Premium Revenue		Medical Care Costs		MCR (2)	Medical Margin
		Total	PMPM	Total	PMPM
California	6.8	$2,012	$294.26	$1,742	$254.67	86.5%	$270
Florida	6.0	1,953	323.86	1,870	310.09	95.7	83
Illinois	1.6	447	284.18	492	312.54	110.0	(45)
Michigan	3.7	1,203	324.12	1,062	286.35	88.3	141
New Mexico	2.4	1,015	422.25	949	394.66	93.5	66
New York (3)	0.3	135	444.77	128	421.58	94.8	7
Ohio	3.1	1,666	531.17	1,498	477.81	90.0	168
Puerto Rico	2.9	553	190.99	513	177.01	92.7	40
South Carolina	1.0	329	325.43	301	298.43	91.7	28
Texas	4.2	2,109	509.09	1,819	439.11	86.3	290
Utah	1.5	402	269.48	354	237.20	88.0	48
Washington	7.1	1,958	277.83	1,731	245.62	88.4	227
Wisconsin	1.2	376	319.57	340	289.24	90.5	36
Other (4)	—	7	—	23	—	—	(16)
	41.8	$14,165	$339.19	$12,822	$307.03	90.5%	$1,343

	Nine Months Ended September 30, 2016
	Member Months (1)	Premium Revenue		Medical Care Costs		MCR (2)	Medical Margin
		Total	PMPM	Total	PMPM
California	6.1	$1,707	$280.21	$1,485	$243.64	86.9%	$222
Florida	5.0	1,447	288.74	1,301	259.60	89.9	146
Illinois	1.8	466	266.11	414	236.39	88.8	52
Michigan	3.6	1,143	322.08	1,018	286.77	89.0	125
New Mexico	2.3	1,016	447.07	905	398.22	89.1	111
New York (3)	0.1	32	427.40	30	403.71	94.5	2
Ohio	3.0	1,472	484.82	1,306	430.14	88.7	166
Puerto Rico	3.0	535	176.44	516	170.46	96.6	19
South Carolina	0.9	273	288.93	232	245.13	84.8	41
Texas	3.3	1,852	570.65	1,599	492.79	86.4	253
Utah	1.3	330	246.78	312	233.14	94.5	18
Washington	6.2	1,634	261.91	1,479	237.15	90.5	155
Wisconsin	1.2	299	252.45	278	235.25	93.2	21
Other (4)	—	9	—	55	—	—	(46)
	37.8	$12,215	$323.44	$10,930	$289.41	89.5%	$1,285
__________________

(1)	A member month is defined as the aggregate of each month’s ending membership for the period presented.

(2)	The MCR represents medical costs as a percentage of premium revenue.

(3)	The New York health plan was acquired on August 1, 2016.

(4)	“Other” medical care costs include primarily medically related administrative costs at the parent company, and direct delivery costs.

-MORE-

MOH Reports Third Quarter 2017 Results

November 2, 2017

MOLINA HEALTHCARE, INC.
UNAUDITED SELECTED HEALTH PLANS SEGMENT FINANCIAL DATA
(In millions, except percentages and per-member per-month amounts)

The following tables provide the details of our medical care costs for the periods indicated:

	Three Months Ended September 30,
	2017			2016
	Amount	PMPM	% of Total	Amount	PMPM	% of Total
Fee for service	$3,196	$234.51	75.8%	$2,799	$220.29	74.7%
Pharmacy	638	46.85	15.1	567	44.65	15.1
Capitation	342	25.07	8.1	302	23.83	8.1
Direct delivery	18	1.37	0.4	21	1.66	0.5
Other	26	1.88	0.6	59	4.58	1.6
	$4,220	$309.68	100.0%	$3,748	$295.01	100.0%

	Nine Months Ended September 30,
	2017			2016
	Amount	PMPM	% of Total	Amount	PMPM	% of Total
Fee for service	$9,630	$230.58	75.1%	$8,156	$215.96	74.6%
Pharmacy	1,904	45.60	14.8	1,621	42.93	14.8
Capitation	1,022	24.47	8.0	901	23.86	8.3
Direct delivery	62	1.50	0.5	55	1.46	0.5
Other	204	4.88	1.6	197	5.20	1.8
	$12,822	$307.03	100.0%	$10,930	$289.41	100.0%

The following table provides the details of our medical claims and benefits payable as of the dates indicated:

	September 30,	December 31,
	2017	2016
Fee-for-service claims incurred but not paid (IBNP)	$1,681	$1,352
Pharmacy payable	125	112
Capitation payable	57	37
Other (1)	615	428
	$2,478	$1,929
______________________

(1)
“Other” medical claims and benefits payable include amounts payable to certain providers for which we act as an intermediary on behalf of various state agencies without assuming financial risk. Such receipts and payments do not impact our consolidated statements of operations. As of September 30, 2017 and December 31, 2016, we had recorded non-risk provider payables of approximately $403 million and $225 million, respectively.

-MORE-

MOH Reports Third Quarter 2017 Results

November 2, 2017

MOLINA HEALTHCARE, INC.
UNAUDITED CHANGE IN MEDICAL CLAIMS AND BENEFITS PAYABLE
(Dollars in millions, except per-member amounts)

Our claims liability includes a provision for adverse claims deviation based on historical experience and other factors including, but not limited to, variations in claims payment patterns, changes in utilization and cost trends, known outbreaks of disease, and large claims. Our reserving methodology is consistently applied across all periods presented. The amounts displayed for “Components of medical care costs related to: Prior period” represent the amount by which our original estimate of claims and benefits payable at the beginning of the period were less (more) than the actual amount of the liability based on information (principally the payment of claims) developed since that liability was first reported. The following table presents the components of the change in medical claims and benefits payable for the periods indicated:

	Nine Months Ended September 30,		Year Ended December 31, 2016
	2017	2016
Medical claims and benefits payable, beginning balance	$1,929	$1,685	$1,685
Components of medical care costs related to:
Current period	12,813	11,120	14,966
Prior period	9	(190)	(192)
Total medical care costs	12,822	10,930	14,774

Change in non-risk provider payables	172	70	58
Payments for medical care costs related to:
Current period	10,944	9,536	13,304
Prior period	1,501	1,278	1,284
Total paid	12,445	10,814	14,588
Medical claims and benefits payable, ending balance	$2,478	$1,871	$1,929

Benefit from prior period as a percentage of:
Balance at beginning of period	(0.5)%	11.3%	11.4%
Premium revenue, trailing twelve months	—%	1.2%	1.2%
Medical care costs, trailing twelve months	(0.1)%	1.3%	1.3%

Days in claims payable, fee for service (1)	50	47	47
______________________

(1)
Claims payable includes primarily IBNP. Additionally, it includes certain fee-for-service payables reported in “Other” medical claims and benefits payable amounting to $78 million, $88 million and $94 million, as of September 30, 2017, September 30, 2016, and December 31, 2016, respectively.

-MORE-

MOH Reports Third Quarter 2017 Results

November 2, 2017

MOLINA HEALTHCARE, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES

We use non-GAAP financial measures as supplemental metrics in evaluating our financial performance, making financing and business decisions, and forecasting and planning for future periods. For these reasons, management believes such measures are useful supplemental measures to investors in comparing our performance to the performance of other public companies in the health care industry. These non-GAAP financial measures should be considered as supplements to, and not as substitutes for or superior to, GAAP measures. See further information regarding non-GAAP measures below the tables (in millions, except per diluted share amounts).

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Net (loss) income	$(97)	$42	$(250)	$99
Adjustments:
Depreciation, and amortization of intangible assets and capitalized software	39	42	129	118
Interest expense	32	26	85	76
Income tax (benefit) expense	(16)	50	(46)	137
EBITDA	$(42)	$160	$(82)	$430

	Three Months Ended September 30,				Nine Months Ended September 30,
	2017		2016		2017		2016

	Amount	Per Diluted share	Amount	Per Diluted share	Amount	Per Diluted share	Amount	Per Diluted share
Net (loss) income	$(97)	$(1.70)	$42	$0.76	$(250)	$(4.44)	$99	$1.77
Adjustment:
Amortization of intangible assets	7	0.13	9	0.15	24	0.43	24	0.42
Income tax effect (1)	(3)	(0.05)	(4)	(0.06)	(9)	(0.16)	(9)	(0.16)
Amortization of intangible assets, net of tax effect	4	0.08	5	0.09	15	0.27	15	0.26
Adjusted net (loss) income	$(93)	$(1.62)	$47	$0.85	$(235)	$(4.17)	$114	$2.03
________________________

(1)	Income tax effect of adjustment calculated at the blended federal and state statutory tax rate of 37%.

The following are descriptions of the adjustments made to GAAP measures used to calculate the non-GAAP measures used in this news release:
Earnings before interest, taxes, depreciation and amortization (EBITDA): Net (loss) income (GAAP) less depreciation, and amortization of intangible assets and capitalized software, interest expense and income tax (benefit) expense. We believe that EBITDA is helpful in assessing our ability to meet the cash demands of our operating units.
Adjusted net (loss) income: Net (loss) income (GAAP) less amortization of intangible assets, net of income tax effect calculated at the statutory tax rate of 37%. We believe that adjusted net (loss) income is helpful in assessing our financial performance exclusive of the non-cash impact of the amortization of purchased intangibles.
Adjusted net (loss) income per diluted share: Adjusted net (loss) income divided by weighted average common shares outstanding on a fully diluted basis.

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